Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated April 18, 2024 relating to the financial statements of Citi Trends, Inc. and subsidiary and the effectiveness of Citi Trend Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Citi Trends, Inc. for the year ended February 3, 2024.

/s/ Deloitte & Touche LLP

Atlanta, Georgia

June 24, 2024